EXHIBIT 1






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            HARBIN EMBRAER SECURES LAUNCH ORDER OF SIX ERJ 145 TO CHINA SOUTHERN
            AIRLINES
            Delivery of aircraft to start in June 2004

            Harbin, February 02, 2004 - Harbin Embraer today announced the sale of six ERJ 145 to China Southern Airlines. The contract marks the first order placed by a Chinese airline with Harbin Embraer Aircraft Industry Co. Ltd. (HEAI), the joint venture between Brazil's Embraer and China's Harbin Aircraft Industry Co. Ltd. (HAI) and Hafei Aviation Industry Co. Ltd. (HAFEI), both controlled by China Aviation Industry Corporation II (AVIC II).

            "This initial order rewards Embraer and its Chinese partners' efforts to expand and strengthen commercial ties with clients based in this rapidly developing economy," said Mauricio Botelho, President and Chief Executive Officer (CEO) of Embraer. "The fact that in such a short time, teams of technicians have been trained, an assembly line has been implemented, followed by the rollout of the first ERJ 145 produced in China and the first order for this aircraft, only reflects Embraer's determination and commitment to our presence in that country."

            Under the agreement with China Southern, deliveries are expected to start in June of 2004 and stretch until January 2005.

            "We are very pleased to be the launch customer of Harbin Embraer Aircraft Industry Co., Ltd. The ERJ 145 is a very attractive aircraft that will fit in very well with our existing fleet and route structure. It will play a significant role in the development of China Southern's business," said Yan Zhiqing, President of China Southern Airlines Group of Companies and Chairman of China Southern Airlines Company Ltd.

            China Southern has been the largest airline in China for the past 23 years. Currently, it connects more than 80 cities around the globe and its market share at home is 38 percent. This deal increases the ERJ 145 fleet in China to 11 aircraft, adding up to the five airplanes operated by China Southern-controlled Sichuan Airlines since 2000.

            In a recent market outlook report, Embraer pegged total Chinese demand for regional jets in the 30 to 120-seat range at 635 units between 2004 and 2023.

            The ERJ 145's built in Harbin under license from Embraer feature the same characteristics of the successful ERJ regional jet family made in Brazil by Embraer: a modern design that has stood out in the world market for its operational efficiency, low operating costs and high levels of safety and comfort. More than 750 aircraft of this family are in operation worldwide.


    Press       Headquarters                 North America            Europe, Middle East
  offices                                                             and Africa
                Rosana Dias:                 Doug Oliver:
                rosana.dias@embraer.com.br   doliver@embraer.com.br   Stephane Guilbaud:
                Cell: +55 12 9724-4929       Phone: +954 359 3414     sguilbaud@embraer.fr
                Phone: +55 12 3927 1311      Cell: +1 954 232 9560    Phone: +33 (0) 1 49 38 44 55
                Fax: +55 12 3927 2411        Fax:  +1 954 359 4755    Cell: +33 (0) 6 75 22 85 19
                                                                      Fax: +33 (0) 1 49 38 44 56
                                             Andrea Bottcher:
                                             abottcher@embraer.com    Catherine Fracchia
                                             Phone: +1 954 359 3432   cfracchia@embraer.fr
                                             Cell: +1 954 439 1830    Phone: +33 (0) 1 49 38 45 30






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                                [PHOTO OMITTED]

           China Southern is the first airline to place an order with
                        Harbin Embraer Aircraft Industry
           Click on the photo to download the high-resolution image.


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            Note to Editors
            ---------------

            Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ;
            Bovespa: EMBR3 and EMBR4) is a major aerospace company with 34 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, the Company has offices and customer service bases in Australia, China, France, Singapore and the United States. Embraer is among Brazil's leading exporting companies. As of December 31, 2003 Embraer had a total workforce of 12,941 people, and its firm order backlog totaled US$ 10.6 billion.


    Press       Headquarters                 North America            Europe, Middle East
  offices                                                             and Africa
                Rosana Dias:                 Doug Oliver:
                rosana.dias@embraer.com.br   doliver@embraer.com.br   Stephane Guilbaud:
                Cell: +55 12 9724-4929       Phone: +954 359 3414     sguilbaud@embraer.fr
                Phone: +55 12 3927 1311      Cell: +1 954 232 9560    Phone: +33 (0) 1 49 38 44 55
                Fax: +55 12 3927 2411        Fax:  +1 954 359 4755    Cell: +33 (0) 6 75 22 85 19
                                                                      Fax: +33 (0) 1 49 38 44 56
                                             Andrea Bottcher:
                                             abottcher@embraer.com    Catherine Fracchia
                                             Phone: +1 954 359 3432   cfracchia@embraer.fr
                                             Cell: +1 954 439 1830    Phone: +33 (0) 1 49 38 45 30





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            This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words "believe", "may", "is able", "will be able", "intend", "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

    Press       Headquarters                 North America            Europe, Middle East
  offices                                                             and Africa
                Rosana Dias:                 Doug Oliver:
                rosana.dias@embraer.com.br   doliver@embraer.com.br   Stephane Guilbaud:
                Cell: +55 12 9724-4929       Phone: +954 359 3414     sguilbaud@embraer.fr
                Phone: +55 12 3927 1311      Cell: +1 954 232 9560    Phone: +33 (0) 1 49 38 44 55
                Fax: +55 12 3927 2411        Fax:  +1 954 359 4755    Cell: +33 (0) 6 75 22 85 19
                                                                      Fax: +33 (0) 1 49 38 44 56
                                             Andrea Bottcher:
                                             abottcher@embraer.com    Catherine Fracchia
                                             Phone: +1 954 359 3432   cfracchia@embraer.fr
                                             Cell: +1 954 439 1830    Phone: +33 (0) 1 49 38 45 30